Exhibit 99.1
NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Appoints Mark A. Doheny as Chief Financial Officer

ROCHESTER, NY, November 10, 2020 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced the appointment of Mark A. Doheny as Chief Financial Officer. Mr. Doheny succeeds Michael J. Tschiderer, who will provide support as needed until his retirement from Transcat at the end of the calendar year.

“Mark brings a broad base of experience from larger organizations which we believe will help us advance our strategy to grow Transcat and expand profit margins. He is a talented executive with a track record of driving improved performance, delivering growth and demonstrating leadership,” commented Lee D. Rudow, President and CEO. “We believe his extensive background in mergers and acquisitions (“M&A”) and strategic planning will help accelerate our efforts to scale our calibration service business and create lasting value for our shareholders. We are thrilled to welcome him to the Transcat team.”

Mr. Rudow added, “I would again like to thank Mike for his valuable contributions to Transcat’s success over the last five years. We wish him all the best in his well-deserved retirement.”

Mark A. Doheny, Chief Financial Officer, commented, “I am excited to join Transcat at a time of significant opportunity for the Company. Transcat has built a solid business foundation and operating system. I look forward to working with the team to execute on our priorities to accelerate growth and enhance profitability.”

Mr. Doheny brings more than 20 years of diverse financial management and leadership experience to Transcat. Most recently, he was chief financial officer at Wheelabrator Technologies, a waste management and environmental services company. Prior to that, Mr. Doheny served four years as the chief financial officer for Vallen Distribution, Inc., a leading value-added distributor of indirect supplies and provider of technical services and solutions, whose service business model with highly-trained technicians is similar to Transcat’s. While there, he oversaw finance, strategic planning, legal, as well as M&A, and was also the general manager of their Specialty Businesses.

Before he joined Vallen, Mr. Doheny spent eleven years with Eaton Corporation, holding a variety of progressively responsible leadership roles in finance, M&A, acquisition integration, strategic planning and investor relations. He received a B.A. from Hobart College and an MBA in Finance from the Rochester Institute of Technology.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

-MORE-

Transcat Appoints Mark A. Doheny as Chief Financial Officer
November 10, 2020

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (COVID-19) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information, contact:
Mark A. Doheny Chief Financial Officer 585-714-3617 Mark.doheny@transcat.com	Deborah K. Pawlowski Investor Relations 716-843-3908 dpawlowski@keiadvisors.com

-###-